EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact: Anita Novak (Investors)
515-345-2515
Lisa Hamilton (Media)
515-345-7589

EMC INSURANCE GROUP INC. REPORTS
2010 THIRD QUARTER AND YEAR-TO-
DATE FINANCIAL RESULTS AND REVISES
ANNUAL GUIDANCE

Third Quarter Ended September 30, 2010
Operating Income Per Share – $0.49
Net Income Per Share – $0.57
Catastrophe and Storm Losses Per Share – $0.96
Large Losses Per Share – $0.33
GAAP Combined Ratio – 103.3 percent

Nine-Month Period Ended September 30, 2010
Operating Income Per Share – $1.51
Net Income Per Share – $1.58
Catastrophe and Storm Losses Per Share – $1.94
Large Losses Per Share – $0.67
GAAP Combined Ratio – 103.3 percent

Annual Guidance
Operating Income of $1.75 to $2.00 per share

DES MOINES, Iowa (November 8, 2010) - EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) today reported operating income of $0.49 per share for the third quarter ended September 30, 2010 compared to operating income of $0.24 per share for the third quarter of 20091.  Operating income for the nine-month period ended September 30, 2010 was $1.51 per share compared to $1.58 per share for the same period in 2009.

Net income, including realized investment gains and losses, totaled $7,459,000 ($0.57 per share) for the third quarter of 2010 compared to $5,051,000 ($0.38 per share) for the third quarter of 2009. Net income for the nine-month period ended September 30, 2010 was $20,635,000 ($1.58 per share) compared to $17,822,000 ($1.35 per share) for the same period in 2009.

“We are very pleased with our third quarter results, despite another quarter of above average storm losses,” stated Bruce G. Kelley, President and Chief Executive Officer. “As in previous quarters, none of the storm losses were large enough to trigger our reinsurance coverage, so we retained all the losses,” continued Kelley.  “Storm losses added 19.6 percentage points to the combined ratio for the third quarter, which is 8.7 percentage points greater than the ten-year third quarter average of 10.9 percentage points. Catastrophe and storm losses have added 13.7 percentage points to the year-to-date combined ratio, which is 5.3 percentage points greater than the ten-year year-to-date average of 8.4 percentage points.”

Premiums earned increased 0.6 percent to $97,284,000 in the third quarter of 2010 from $96,733,000 for the same period in 2009.  For the nine months ended September 30, 2010, premiums earned increased 0.3 percent to $286,060,000 from $285,285,000 in 2009.  “Our underlying book of business remains sound despite continued strong competition in the commercial lines of business,” continued Kelley.  “We continue to implement moderate rate increases in our personal lines of business, and are increasing rates in our commercial lines of business when we have the opportunity to do so,” said Kelley. “Retention of quality business and profitable organic growth remain top priorities as we continue to manage through the soft market.”

Investment income increased 3.6 percent to $12,235,000 for the third quarter of 2010 from $11,805,000 for the same period in 2009.  For the nine months ended September 30, 2010, investment income increased 6.1 percent to $37,414,000 from $35,255,000 in 2009.  These increases are primarily attributed to an increase in the average invested balance of fixed maturity securities, which reflects the reinvestment of short-term holdings into Build America Bonds and other long-term securities in the fourth quarter of 2009.

Catastrophe and storm losses totaled $19,087,000 ($0.96 per share after tax) in the third quarter of 2010 compared to $16,032,000 ($0.79 per share after tax) in the third quarter of 2009. For the nine months ended September 30, 2010, catastrophe and storm losses totaled $39,093,000 ($1.94 per share after tax), compared to $30,945,000 ($1.52 per share after tax) in 2009.

Large losses, defined as losses greater than $500,000 for the pool (or $150,000 for the Company), excluding catastrophe and storm losses, increased to $6,608,000 ($0.33 per share after tax) in the third quarter of 2010 from $3,275,000 ($0.16 per share after tax) in the third quarter of 2009.  For the nine-month period ended September 30, 2010, large losses increased to $13,579,000 ($0.67 per share after tax) from $10,733,000 ($0.53 per share after taxes) in 2009.

The Company experienced $18,821,000 ($0.94 per share after tax) of favorable development on prior years’ reserves in the third quarter of 2010, compared to $8,746,000 ($0.43 per share after tax) in the third quarter of 2009.  For the nine-month period ended September 30, 2010, the Company experienced $46,187,000 ($2.30 per share after tax) of favorable development on prior years’ reserves, compared to $39,239,000 ($1.93 per share after tax) in 2009. Included in the third quarter 2010 amount is $36,000 ($0.00 per share after tax) of favorable development experienced on prior years’ catastrophe and storm loss reserves, compared to $833,000 ($0.04 per share after tax) in the third quarter of 2009. Included in the amount for the nine-month period ended September 30, 2010 is $325,000 ($0.02 per share after tax) of adverse development experienced on prior years’ catastrophe and storm loss reserves, compared to $2,969,000 ($0.15 per share after tax) of favorable development in 2009.

“Other-than-temporary” investment impairment losses totaled $366,000 in the third quarter of 2010 compared to $611,000 in the third quarter of 2009.  For the nine-month period ended September 30, 2010, “other-than-temporary” investment impairment losses totaled $2,295,000, compared to $9,727,000 in 2009.  The securities “other-than-temporarily” impaired during the first nine months of 2010 include 22 equity securities and two fixed maturity securities.

The Company’s GAAP combined ratio was 103.3 percent in the third quarter of 2010 compared to 107.2 percent in the third quarter of 2009. For the nine-month period ended September 30, 2010, the Company’s GAAP combined ratio was also 103.3 percent compared to 102.1 percent for the same period in 2009.

At September 30, 2010, consolidated assets totaled $1.2 billion, including $1.1 billion in the investment portfolio; stockholders’ equity increased 10.4 percent to $378.1 million; and the net book value of the Company’s stock was $29.28 per share, an increase of 12.1 percent from $26.11 per share at December 31, 2009.

Based on actual results for the first nine months of 2010 and management’s expectations for the remainder of the year, management is increasing its 2010 operating income guidance from the previous range of $1.65 to $1.90 per share to a revised range of $1.75 to $2.00 per share. The revised range is based on a projected GAAP combined ratio of 104.1 percent for the year.

During the third quarter of 2010 the Company repurchased 188,800 shares of its common stock at an average cost of $21.49 per share.  Since the inception of the repurchase program in March, 2008, the Company has repurchased 980,433 shares of common stock at a cost of approximately $23.1 million, leaving approximately $1.9 million available for the repurchase of additional shares.  The timing and terms of the purchases are determined by management based on market conditions, and the transactions are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in place as well, with about $4.5 million of its $15 million authorization remaining.  This program is currently dormant and will not be reactivated until the Company’s repurchase program is completed.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on November 8, 2010 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter ended September 30, 2010, as well as its expectations for the remainder of the year. Dial-in information for the call is toll-free 1-877-407-8035 (International: 1-201-689-8035). The event will be archived and available for digital replay through November 24, 2010. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 358605.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via http://www.investorcalendar.com or the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until February 8, 2011. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income to net income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Operating income	$6,321,120	$3,151,923	$19,706,096	$20,919,561
Net realized investment gains (losses)	1,137,455	1,898,852	929,044	(3,097,791)
Net income	$7,458,575	$5,050,775	$20,635,140	$17,821,770

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30,	December 31,
	2010	2009
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $398,488 and $460,877)	$352,655	$410,005
Securities available-for-sale, at fair value (amortized cost $884,407,173 and $858,129,177)	949,935,129	884,688,114
Fixed maturity securities on loan:
Securities available-for-sale, at fair value (amortized cost $786,221 and $14,065,597)	850,909	14,492,872
Equity securities available-for-sale, at fair value (cost $74,048,368 and $73,114,920)	92,443,462	90,189,979
Other long-term investments, at cost	34,917	47,083
Short-term investments, at cost	46,017,719	55,390,096
Total investments	1,089,634,791	1,045,218,149

Cash	357,300	278,534
Reinsurance receivables due from affiliate	32,386,659	30,544,558
Prepaid reinsurance premiums due from affiliate	9,699,324	5,112,386
Deferred policy acquisition costs (all affiliated)	41,214,399	36,650,628
Amounts due from affiliate to settle quarterly transaction balances	9,409,595	-
Accrued investment income	11,730,474	11,082,132
Accounts receivable	2,341,292	1,611,740
Income taxes recoverable	2,530,044	-
Deferred income taxes	144,853	15,044,357
Goodwill	941,586	941,586
Securities lending collateral	891,738	14,941,880
Other assets (affiliated $3,541,432 and $2,058,189)	3,680,553	4,361,843
Total assets	$1,204,962,608	$1,165,787,793

	September 30,	December 31,
	2010	2009
LIABILITIES
Losses and settlement expenses (affiliated $564,358,163 and $553,787,770)	$567,249,077	$556,151,577
Unearned premiums due to affiliate	183,185,885	159,486,096
Other policyholders' funds due to affilate	7,503,467	7,918,665
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle quarterly transaction balances	-	13,488,724
Employee retirement benefits payable to affiliate	21,107,292	18,176,720
Income taxes payable	-	5,488,760
Securities lending obligation	891,738	14,941,880
Other liabilities (affiliated $15,735,057 and $20,335,197)	21,953,035	22,717,686
Total liabilities	826,890,494	823,370,108

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000shares; issued and outstanding, 12,911,410shares in 2010 and 13,114,481 shares in 2009	12,911,410	13,114,481
Additional paid-in capital	88,581,022	92,804,282
Accumulated other comprehensive income (loss):
Net unrealized gains (losses) on fixed maturity securities with "other-than-temporary" impairments	73,549	(104,847)
Other net unrealized gains	54,518,480	28,744,673
Employee retirement benefits payable to affiliate	(12,036,039)	(12,587,484)
Total accumulated other comprehensive income	42,555,990	16,052,342
Retained earnings	234,023,692	220,446,580
Total stockholders' equity	378,072,114	342,417,685
Total liabilities and stockholders' equity	$1,204,962,608	$1,165,787,793

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended September 30, 2010	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$76,974,312	$20,309,925	$-	$97,284,237
Investment income, net	9,111,308	3,123,829	(130)	12,235,007
Other income	229,520	-	-	229,520
	86,315,140	23,433,754	(130)	109,748,764
Losses and expenses:
Losses and settlement expenses	56,436,921	11,135,598	-	67,572,519
Dividends to policyholders	1,905,231	-	-	1,905,231
Amortization of deferred policy acquisition costs	17,405,551	4,185,030	-	21,590,581
Other underwriting expenses	8,038,531	1,384,425	-	9,422,956
Interest expense	225,000	-	-	225,000
Other expenses	206,750	416,176	343,030	965,956
	84,217,984	17,121,229	343,030	101,682,243
Operating income (loss) before income taxes	2,097,156	6,312,525	(343,160)	8,066,521
Realized investment gains	1,340,740	409,190	-	1,749,930
Income (loss) before income taxes	3,437,896	6,721,715	(343,160)	9,816,451
Income tax expense (benefit):
Current	1,031	2,174,359	(120,105)	2,055,285
Deferred	437,452	(134,861)	-	302,591
	438,483	2,039,498	(120,105)	2,357,876
Net income (loss)	$2,999,413	$4,682,217	$(223,055)	$7,458,575
Average shares outstanding				12,979,372
Per Share Data:
Net income (loss) per share - basic and diluted	$0.23	$0.36	$(0.02)	$0.57
Decrease in provision for insured events of prior years (after tax)	$0.57	$0.37	$-	$0.94
Catastrophe and storm losses (after tax)	$(0.78)	$(0.18)	$-	$(0.96)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$93,017,486	$21,340,396	$-	$114,357,882
Decrease in provision for insured events of prior years	$(11,441,187)	$(7,379,457)	$-	$(18,820,644)
Catastrophe and storm losses	$15,528,494	$3,558,586	$-	$19,087,080
GAAP Combined Ratio:
Loss ratio	73.3%	54.8%	-	69.5%
Expense ratio	35.5%	27.5%	-	33.8%
	108.8%	82.3%	-	103.3%

	Property and
	Casualty		Parent
Quarter Ended September 30, 2009	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$77,929,827	$18,802,990	$-	$96,732,817
Investment income, net	8,781,681	3,022,390	739	11,804,810
Other income	224,191	-	-	224,191
	86,935,699	21,825,380	739	108,761,818
Losses and expenses:
Losses and settlement expenses	58,006,003	14,270,242	-	72,276,245
Dividends to policyholders	1,517,886	-	-	1,517,886
Amortization of deferred policy acquisition costs	16,308,495	4,137,666	-	20,446,161
Other underwriting expenses	9,329,480	167,705	-	9,497,185
Interest expense	225,000	-	-	225,000
Other expenses	208,518	728,520	312,684	1,249,722
	85,595,382	19,304,133	312,684	105,212,199
Operating income (loss) before income taxes	1,340,317	2,521,247	(311,945)	3,549,619
Realized investment gains	2,030,639	890,671	-	2,921,310
Income (loss) before income taxes	3,370,956	3,411,918	(311,945)	6,470,929
Income tax expense (benefit):
Current	(776,905)	957,543	(109,181)	71,457
Deferred	1,406,999	(58,302)	-	1,348,697
	630,094	899,241	(109,181)	1,420,154
Net income (loss)	$2,740,862	$2,512,677	$(202,764)	$5,050,775
Average shares outstanding				13,229,225
Per Share Data:
Net income (loss) per share - basic and diluted	$0.21	$0.19	$(0.02)	$0.38
Decrease in provision for insured events of prior years (after tax)	$0.32	$0.11	$-	$0.43
Catastrophe and storm losses (after tax)	$(0.81)	$0.02	$-	$(0.79)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$97,034,608	$19,442,851	$-	$116,477,459
Decrease in provision for insured events of prior years	$(6,567,548)	$(2,178,218)	$-	$(8,745,766)
Catastrophe and storm losses	$16,353,571	$(321,631)	$-	$16,031,940
GAAP Combined Ratio:
Loss ratio	74.4%	75.9%	-	74.7%
Expense ratio	34.9%	22.9%	-	32.5%
	109.3%	98.8%	-	107.2%

	Property and
	Casualty		Parent
Nine Months Ended September 30, 2010	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$227,598,574	$58,461,840	$-	$286,060,414
Investment income, net	27,997,409	9,422,006	(5,397)	37,414,018
Other income	656,567	-	-	656,567
	256,252,550	67,883,846	(5,397)	324,130,999
Losses and expenses:
Losses and settlement expenses	157,248,235	37,518,976	-	194,767,211
Dividends to policyholders	5,778,317	-	-	5,778,317
Amortization of deferred policy acquisition costs	53,680,134	12,416,847	-	66,096,981
Other underwriting expenses	26,188,986	2,733,799	-	28,922,785
Interest expense	675,000	-	-	675,000
Other expenses	633,558	(237,116)	1,068,424	1,464,866
	244,204,230	52,432,506	1,068,424	297,705,160
Operating income (loss) before income taxes	12,048,320	15,451,340	(1,073,821)	26,425,839
Realized investment gains	1,134,882	294,416	-	1,429,298
Income (loss) before income taxes	13,183,202	15,745,756	(1,073,821)	27,855,137
Income tax expense (benefit):
Current	2,124,545	4,842,980	(375,837)	6,591,688
Deferred	934,985	(306,676)	-	628,309
	3,059,530	4,536,304	(375,837)	7,219,997
Net income (loss)	$10,123,672	$11,209,452	$(697,984)	$20,635,140
Average shares outstanding				13,077,450
Per Share Data:
Net income (loss) per share - basic and diluted	$0.77	$0.86	$(0.05)	$1.58
Decrease in provision for insured events of prior years (after tax)	$1.55	$0.75	$-	$2.30
Catastrophe and storm losses (after tax)	$(1.58)	$(0.36)	$-	$(1.94)
Dividends per share				$0.54
Book value per share				$29.28
Effective tax rate				25.9%
Annualized net income as a percent of beg. SH equity				8.0%
Other Information of Interest:
Net written premiums	$247,592,789	$59,140,644	$-	$306,733,433
Decrease in provision for insured events of prior years	$(31,182,899)	$(15,003,956)	$-	$(46,186,855)
Catastrophe and storm losses	$31,753,790	$7,338,748	$-	$39,092,538
GAAP Combined Ratio:
Loss ratio	69.1%	64.2%	-	68.1%
Expense ratio	37.6%	25.9%	-	35.2%
	106.7%	90.1%	-	103.3%

	Property and
	Casualty		Parent
Nine Months Ended September 30, 2009	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$230,558,159	$54,727,212	$-	$285,285,371
Investment income, net	26,334,016	8,905,851	14,796	35,254,663
Other income	575,449	-	-	575,449
	257,467,624	63,633,063	14,796	321,115,483
Losses and expenses:
Losses and settlement expenses	149,833,196	41,383,914	-	191,217,110
Dividends to policyholders	7,273,968	-	-	7,273,968
Amortization of deferred policy acquisition costs	53,481,715	10,497,307	-	63,979,022
Other underwriting expenses	27,692,001	1,242,785	-	28,934,786
Interest expense	675,000	-	-	675,000
Other expenses	614,847	335,396	1,030,633	1,980,876
	239,570,727	53,459,402	1,030,633	294,060,762
Operating income (loss) before income taxes	17,896,897	10,173,661	(1,015,837)	27,054,721
Realized investment losses	(3,060,164)	(1,705,669)	-	(4,765,833)
Income (loss) before income taxes	14,836,733	8,467,992	(1,015,837)	22,288,888
Income tax expense (benefit):
Current	3,986,116	2,868,268	(355,543)	6,498,841
Deferred	(1,083,083)	(948,640)	-	(2,031,723)
	2,903,033	1,919,628	(355,543)	4,467,118
Net income (loss)	$11,933,700	$6,548,364	$(660,294)	$17,821,770
Average shares outstanding				13,238,296
Per Share Data:
Net income (loss) per share - basic and diluted	$0.90	$0.49	$(0.04)	$1.35
Decrease in provision for insured events of prior years (after tax)	$1.53	$0.40	$-	$1.93
Catastrophe and storm losses (after tax)	$(1.41)	$(0.11)	$-	$(1.52)
Dividends per share				$0.54
Book value per share				$25.41
Effective tax rate				20.0%
Annualized net income as a percent of beg. SH equity				8.4%
Other Information of Interest:
Net written premiums	$249,621,066	$54,963,725	$-	$304,584,791
Decrease in provision for insured events of prior years	$(31,192,291)	$(8,046,898)	$-	$(39,239,189)
Catastrophe and storm losses	$28,707,772	$2,237,022	$-	$30,944,794
GAAP Combined Ratio:
Loss ratio	65.0%	75.6%	-	67.0%
Expense ratio	38.3%	21.5%	-	35.1%
	103.3%	97.1%	-	102.1%

INVESTMENTS

The Company had total cash and invested assets with a carrying value of $1.1 billion and $1.0 billion as of September 30, 2010 and December 31, 2009, respectively.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	September 30, 2010
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$353	$398	0.1%	$353
Fixed maturity securities available-for-sale	885,193	950,786	87.2%	950,786
Equity securities available-for-sale	74,048	92,443	8.5%	92,443
Cash	357	357	-	357
Short-term investments	46,018	46,018	4.2%	46,018
Other long-term investments	35	35	-	35
	$1,006,004	$1,090,037	100.0%	$1,089,992

	December 31, 2009
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$410	$461	0.1%	$410
Fixed maturity securities available-for-sale	872,195	899,181	86.0%	899,181
Equity securities available-for-sale	73,115	90,190	8.6%	90,190
Cash	279	279	-	279
Short-term investments	55,390	55,390	5.3%	55,390
Other long-term investments	47	47	-	47
	$1,001,436	$1,045,548	100.0%	$1,045,497

NET WRITTEN PREMIUMS

	Three Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2010
		Percent of			Percent of
		Increase/			Increase/
	Percent of	(Decrease) in		Percent of	(Decrease) in
	Net Written	Net Written		Net Written	Net Written
	Premiums	Premiums		Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	15.8%	(1.8	) %	17.0%	1.3%
Liability	14.3%	(9.5	) %	15.1%	(7.5	) %
Property	17.9%	(0.2	) %	17.4%	4.2%
Workers' Compensation	20.4%	(6.2	) %	17.3%	(3.7	) %
Other	1.9%	(9.4	) %	2.0%	(6.8	) %
Total Commercial Lines	70.3%	(4.6	) %	68.8%	(1.6	) %

Personal Lines:
Automobile	6.0%	(4.6	) %	7.2%	10.4%
Property	4.9%	3.4%		4.5%	(4.6	) %
Liability	0.1%	(10.3	) %	0.1%	(6.4	) %
Total Personal Lines	11.0%	(1.3	) %	11.8%	4.0%
Total Property and Casualty Insurance	81.3%	(4.1	) %	80.6%	(0.8	) %

Reinsurance	18.7%	9.8%		19.4%	7.6%
Total	100.0%	(1.8	) %	100.0%	0.7%